Exhibit 3.45

SIXTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

ALION SCIENCE AND TECHNOLOGY CORPORATION

FIRST. The name of the corporation is: Alion Science and Technology Corporation (the “Corporation”). The name under which the Corporation was formed was “Beagle Holdings, Inc.” The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 10, 2001.

SECOND. The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The Corporation Trust Company is the Corporation’s registered agent at that address.

THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation are to engage in, promote, and carry on any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH. The aggregate number of shares of capital stock that the Corporation shall have authority to issue is 200 shares, consisting of 100 shares of common stock, par value $0.01 per share (the “Common Stock”), and 100 shares of preferred stock, without par value (the “Preferred Stock”).

(A) Common Stock. Subject to the express terms of the Preferred Stock, shares of Common Stock shall have the following rights, privileges and powers:

(1) Voting: Each share of Common Stock will be entitled to one vote per share on all matters presented to the holders of the Corporation’s capital stock.

(2) Dividends: The holders of Common Stock will be entitled to receive, out of funds legally available therefor, dividends when and as declared by the Board of Directors of the Corporation.

(B) Preferred Stock. Shares of Preferred Stock shall have the following rights, privileges and powers:

(1) Voting: Except as otherwise required by the DGCL, the holders of Preferred Stock will not have any voting rights unless an Event of Default (defined below) occurs and fewer than all of the holders of Preferred Stock exercise their Put Right (defined below), at which time, the number of directors comprising the Board of Directors of the Corporation (the “Board of Directors”) shall automatically increase by that number of directors that would constitute a majority of the members of the Board of Directors, and the holders of Preferred Stock that have not exercised their Put Right, voting exclusively as a single class, will be entitled to vote for the election of the additional directors to fill each newly created board seat. If the Corporation cures the Event of Default, then promptly thereafter, the additional directors shall tender their resignations, and the number of directors comprising the Board of Directors shall automatically decrease by that number equal to the number of additional directors that tendered their resignations, ;

(2) Dividends: The holders thereof will be entitled to receive, out of funds legally available therefore, a dividend payable annually on the last business day of December of each year in cash at a fixed rate of 8.34% per annum. The Board of Directors may elect instead to cause the Corporation to pay such annual dividend in-kind at a fixed rate 10.34% per annum: provided, however, that the maximum number of consecutive years during which the Board of Directors may elect to cause the Corporation to pay the annual dividend in-kind is five, and shall not equal five consecutive years more than twice; provided, further, that to the extent any accrued and unpaid dividends are outstanding at the conclusion of any five consecutive years of in-kind dividend payments, the Board of Directors will cause such dividends to be paid in full, plus any interest owed thereon, on the last business day of December at the end of such period.

(3) Ranking: The Preferred Stock will rank senior to the Common Stock with respect to dividend rights and rights upon liquidation, dissolution or winding up.

(4) Liquidation Preference: Upon any liquidation, dissolution or winding up of the Corporation, each holder of Preferred Stock will be entitled to receive, out of funds legally available therefor, prior to any distribution with respect to any other equity security of the Corporation, an amount equal to $ 14,000,000 for each share of Preferred Stock, which shall be paid in cash or in kind, at the election of the Board of Directors, along with any accrued and unpaid dividends due thereon at the applicable rate specified in Section (B)(2) (Dividends) of this Article Fourth.

(5) Maturity Date: The Preferred Stock will mature on the 31st day of December 2047.

(6) Redemption Right: The holders of Preferred Stock do not have the right to require the Corporation or any other entity to redeem or purchase the Preferred Stock unless an Event of Default occurs;

(7) Default: The Corporation’s failure to pay a dividend within 30 days of the due date will constitute a default (an “Event of Default”), and the holders of such Preferred Stock shall be entitled to put the Preferred Stock to the Corporation for the then-current liquidation preference specified in Section (B)(4) (Liquidation Preference) of this Article Fourth, plus all accrued but unpaid interest thereon (the “Put Right”).

FIFTH. The Board of Directors shall have the power to adopt, amend or repeal bylaws of the Corporation, subject to the right of the stockholders of the Corporation to adopt, amend or repeal any bylaw. The election of directors of the Corporation need not be by written ballot, unless the Bylaws of the Corporation otherwise provide.

SIXTH. To the fullest extent permitted by law, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Sixth Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer on the date indicated below.

Dated: December 20, 2022	ALION SCIENCE AND TECHNOLOGY CORPORATION

	By:	/s/ Charles R. Monroe, Jr.
	Name:	Charles R. Monroe, Jr.
	Title:	Secretary

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

ALION HOLDING CORP.,

a Delaware corporation

WITH AND INTO

ALION SCIENCE AND TECHNOLOGY CORPORATION,

a Delaware corporation

(Pursuant to Section 253 of the

General Corporation Law of the State of Delaware)

Alion Holding Corp., a Delaware corporation (the “Corporation”), does hereby certify to the following facts relating to the merger (the “Merger”) of the Corporation with and into Alion Science and Technology Corporation, a Delaware corporation (the “Surviving Corporation”), with the Surviving Corporation remaining as the surviving corporation under the name “Alion Science and Technology Corporation”:

FIRST. The names and states of incorporation of the Corporation and Surviving Corporation are set forth in the immediately preceding paragraph.

SECOND. The Corporation owns all of the issued and outstanding shares of capital stock of the Surviving Corporation.

THIRD. Attached hereto as Exhibit A is a copy of the resolutions duly adopted by the board of directors of the Corporation approving the Merger. Such resolutions were duly adopted by unanimous written consent of the board of directors of the Corporation on December 20, 2022.

FOURTH. The Certificate of Incorporation of the Surviving Corporation as in effect immediately prior to the Effective Date (defined below) shall remain the Certificate of Incorporation of the Surviving Corporation.

FIFTH. The sole stockholder of the Corporation approved the Merger by written consent on December 20, 2022.

SIXTH. The Merger will be effective on January 1, 2023 (the “Effective Date”).

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IN WITNESS WHEREOF, Alion Holding Corp, has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer on the date indicated below.

Dated: December 21, 2022		ALION HOLDING CORP.

	By:	/s/ Charles R. Monroe, Jr. Name: Charles R. Monroe, Jr. Title: Secretary

Exhibit A

Resolutions

RESOLVED, that the Board of Directors (the “Board of Directors”) of Alion Holding Corp., a Delaware corporation (the “Corporation”), hereby approves the merger (the “Merger”) of the Corporation with and into Alion Science and Technology Corporation, a Delaware corporation and a direct, wholly-owned subsidiary of the Corporation (the “Surviving Corporation”), with the Surviving Corporation surviving the Merger, in accordance with Section 253(a) of the Delaware General Corporation Law (the “DGCL”); and

FURTHER RESOLVED, that the Merger shall take effect on January 1, 2023 (the “Effective Date”); and

FURTHER RESOLVED, that by virtue of the Merger and effective on the Effective Date, all property, rights, privileges, powers and franchises of the Corporation shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions and duties of the Corporation shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation; and

FURTHER RESOLVED, that by virtue of the Merger and effective on the Effective Date, without any action on the part of the sole stockholder of the Corporation, each issued and outstanding share of the Corporation’s common stock shall be cancelled and no consideration shall be issued in respect thereof; and

FURTHER RESOLVED, that by virtue of the Merger and effective on the Effective Date, each issued and outstanding share of the Surviving Corporation’s common stock shall not be converted in any manner and shall continue to represent one issued and outstanding share of the Surviving Corporation’s common stock and shall be held by the sole stockholder of the Corporation; and

FURTHER RESOLVED, that the President, any Vice President, the Secretary or the Treasurer of the Corporation (each, an “Authorized Officer”), is hereby authorized and empowered to prepare, or cause to be prepared, execute, acknowledge, deliver and file, or cause to be filed, the certificate of ownership and merger contemplated by Section 253 of the DGCL in order to effect the Merger, all other certificates forms, schedules, exhibits and all such other documents, instruments, assignments, deeds of assignment, notices of transfer, powers of attorney and agreements and any and all amendments thereto, and to do all such other acts and things as such officer may deem necessary or appropriate to effect the foregoing resolutions; and

FURTHER RESOLVED, that the Board of Directors hereby adopts, approves, ratifies and confirms all contracts and agreements, including any and all amendments thereto, entered into and all other actions taken or performed by any director, officer, representative or agent of the Corporation in the name of or on behalf of the Corporation in connection with the foregoing resolutions; and

FURTHER RESOLVED, that at any time prior to the Effective Date, these resolutions may be amended, subject to Section 251(d) of the DGCL, or rescinded, in either case, by action of the Board of Directors.

CERTIFICATE OF MERGER

MERGING

HH DEFENSE AND FEDERAL SOLUTIONS, INC.,

a Delaware corporation

WITH AND INTO

ALION SCIENCE AND TECHNOLOGY CORPORATION,

a Delaware corporation

(Pursuant to Section 251 of the

General Corporation Law of the State of Delaware)

Alion Science and Technology Corporation hereby certifies as follows:

FIRST. The name and state of incorporation of each constituent corporation to the Merger (defined below) is as follows:

(a) HII Defense and Federal Solutions, Inc., a Delaware corporation (the “Merged Corporation”); and

(b) Alion Science and Technology Corporation, a Delaware corporation (the “Surviving Corporation”).

SECOND. An Agreement and Plan of Merger (the “Plan of Merger”), effective as of the Effective Date (defined below), between the Surviving Corporation and the Merged Corporation merging (the “Merger”) the Merged Corporation with and into the Surviving Corporation, with the Surviving Corporation remaining as the surviving corporation, has been approved and adopted by (a) the board of directors of the Surviving Corporation and of the Merged Corporation in accordance with Sections 141(f) and 251(b) of the DGCL, and (b) the sole stockholder of the Surviving Corporation and of the Merged Corporation in accordance with Sections 228 and 251(c) of the DGCL. The Plan of Merger has been executed and acknowledged by the Surviving Corporation and the Merged Corporation in accordance with Section 251(a) of the DGCL.

THIRD. The name of the Surviving Corporation shall be Alion Science and Technology Corporation.

FOURTH. The Certificate of Incorporation of the Surviving Corporation, as in effect immediately prior to the Effective Date, shall remain the Certificate of Incorporation of the Corporation.

FIFTH. The executed Plan of Merger is on file at the office of the Surviving Corporation at 4101 Washington Ave. 909-7, Enclave 7B, Newport News, VA 23607.

SIXTH. A copy of the Plan of Merger will be furnished by the Surviving Corporation on request and without cost to the sole stockholder of the Surviving Corporation or the Merged Corporation.

SEVENTH. The Merger will be effective as of January 1, 2023 (the “Effective Date”).

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IN WITNESS WHEREOF, Alion Science and Technology Corporation has caused this Certificate of Merger to be executed by its duly authorized officer on the date indicated below.

Dated: December 21, 2022	ALION SCIENCE AND TECHNOLOGY CORPORATION

	By:	/s/ Charles R. Monroe, Jr
	Name:	Charles R. Monroe, Jr.
	Title:	Secretary

[Signature page to Certificate of Merger]

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

ALION INTERNATIONAL CORPORATION

a Delaware corporation

WITH AND INTO

ALION SCIENCE AND TECHNOLOGY CORPORATION,

a Delaware corporation

(Pursuant to Section 253 of the

General Corporation Law of the State of Delaware)

Alion Science and Technology Corporation, a Delaware corporation (the “Corporation”), does hereby certify to the following facts relating to the merger (the “Merger”) of Alion International Corporation, a Delaware corporation (the “Merged Corporation”), with and into the Corporation, with the Corporation remaining as the surviving corporation under the name “Alion Science and Technology Corporation”:

FIRST. The names and states of incorporation of the Corporation and the Merged Corporation are set forth in the immediately preceding paragraph.

SECOND. The Corporation owns all of the issued and outstanding shares of capital stock of the Merged Corporation.

THIRD. Attached hereto as Exhibit A is a copy of the resolutions duly adopted by the board of directors of the Corporation approving the Merger. Such resolutions were duly adopted by unanimous written consent of the board of directors of the Corporation on December 21, 2022.

FOURTH. The Certificate of Incorporation of the Corporation as in effect immediately prior to the Effective Date (defined below) shall remain the Certificate of Incorporation of the Corporation.

FIFTH. The Merger will be effective on January 1, 2023 (the “Effective Date”).

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IN WITNESS WHEREOF, Alion Science and Technology Corporation has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer on the date indicated below.

Dated: December 21, 2022	ALION SCIENCE AND TECHNOLOGY CORPORATION

	By:	/s/ Charles R. Monroe, Jr
	Name:	Charles R. Monroe, Jr.
	Title:	Secretary

Exhibit A

Resolutions

RESOLVED, that the Board of Directors (the “Board of Directors”) of Alion Science and Technology Corporation, a Delaware corporation (the “Corporation”), hereby approves the merger (the “Merger”) of Alion International Corporation, a Delaware corporation (the “Merged Corporation”) and a direct, wholly-owned subsidiary of the Corporation, with and into the Corporation in accordance with Section 253(a) of the Delaware General Corporation Law (the “DGCL”); and

FURTHER RESOLVED, that the Merger shall take effect on January 1, 2023 (the “Effective Date”); and

FURTHER RESOLVED, that by virtue of the Merger and effective on the Effective Date, all property, rights, privileges, powers and franchises of the Merged Corporation shall vest in the Corporation, and all debts, liabilities, obligations, restrictions and duties of the Merged Corporation shall become the debts, liabilities, obligations, restrictions and duties of the Corporation; and

FURTHER RESOLVED, that by virtue of the Merger and effective on the Effective Date, without any action on the part of the Corporation, in its capacity as sole stockholder of the Merged Corporation, each issued and outstanding share of the Merged Corporation’s common stock shall be cancelled, and no consideration shall be issued in respect thereof; and

FURTHER RESOLVED, that by virtue of the Merger and effective on the Effective Date, each issued and outstanding share of the Corporation’s common stock shall not be converted in any manner and shall continue to represent one share of common stock of the Corporation held by the sole stockholder of the Corporation; and

FURTHER RESOLVED, that the President, any Vice President, the Secretary or the Treasurer of the Corporation (each, an “Authorized Officer”), is hereby authorized and empowered to prepare, or cause to be prepared, execute, acknowledge, deliver and file, or cause to be filed, the certificate of ownership and merger contemplated by Section 253 of the DGCL in order to effect the Merger, all other certificates forms, schedules, exhibits and all such other documents, instruments, assignments, deeds of assignment, notices of transfer, powers of attorney and agreements and any and all amendments thereto, and to do all such other acts and things as such officer may deem necessary or appropriate to effect the foregoing resolutions; and

FURTHER RESOLVED, that the Board of Directors hereby adopts, approves, ratifies and confirms all contracts and agreements, including any and all amendments thereto, entered into and all other actions taken or performed by any director, officer, representative or agent of the Corporation in the name of or on behalf of the Corporation in connection with the foregoing resolutions.

FURTHER RESOLVED, that at any time prior to the Effective Date, these resolutions may be amended, subject to Section 251(d) of the DGCL, or rescinded, in either case, by action of the Board of Directors.

CERTIFICATE OF MERGER

MERGING

MACAULAY-BROWN, INC.,

an Ohio corporation

ALION SCIENCE AND TECHNOLOGY CORPORATION,

A Delaware corporation

(Pursuant to Section 252 of the

General Corporation Law of the State of Delaware)

Alion Science and Technology Corporation hereby certifies as follows:

FIRST. The name and state of incorporation of each constituent corporation to the Merger (defined below) is as follows:

(a) MacAulay-Brown, Inc., an Ohio corporation (the “Merged Corporation”); and

(b) Alion Science and Technology Corporation, a Delaware corporation (the “Surviving Corporation”).

SECOND. An Agreement of Merger (the “Merger Agreement”), effective as of the Effective Date (defined below), between the Surviving Corporation and the Merged Corporation merging (the “Merger”) the Merged Corporation with and into the Surviving Corporation, with the Surviving Corporation remaining as the surviving corporation, has been approved, adopted, certified, executed and acknowledged by the Merged Corporation and the Surviving Corporation in accordance with the requirements of Section 252 of the Delaware General Corporation Law and Section 1701.79 of the Ohio General Corporation Law.

THIRD. The name of the Surviving Corporation shall be HII Mission Technologies Corp.

FOURTH. The first clause of the Sixth Amended and Restated Certificate of Incorporation of the Surviving Corporation, as in effect immediately prior to the Effective Date, shall be amended as follows:

FIRST: The name of the corporation (the “Corporation”) is “HII Mission Technologies Corp.”

FIFTH. The executed Merger Agreement is on file at the office of the Surviving Corporation at 4101 Washington Ave. 909-7, Enclave 7B, Newport News, VA 23607.

SIXTH. A copy of the Merger Agreement will be furnished by the Surviving Corporation on request and without cost to the sole stockholder of the Surviving Corporation or the Merged Corporation.

SEVENTH. The Merger will be effective as of January 1, 2023 (the “Effective Date”).

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IN WITNESS WHEREOF, Alion Science and Technology Corporation has caused this Certificate of Merger to be executed by its duly authorized officer on the date indicated below.

Dated: December 21, 2022	ALION SCIENCE AND TECHNOLOGY CORPORATION

	By:	/s/ Charles R. Monroe, Jr
	Name:	Charles R. Monroe, Jr.
	Title:	Secretary